UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 1, 2021

SORRENTO THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36150	33-0344842
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4955 Directors Place

San Diego, CA 92121

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 203-4100

N/A

(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	SRNE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 1.01 in its entirety.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On June 1, 2021 (the “Closing Date”), Sorrento Therapeutics, Inc. (the “Company”) completed its previously announced merger (the “Merger”) of AT Merger Sub, Inc., an exempted company incorporated with limited liability in the Cayman Islands and wholly owned subsidiary of the Company (“Merger Sub”), with and into ACEA Therapeutics, Inc., an exempted company incorporated with limited liability in the Cayman Islands (“ACEA”), whereby ACEA became a wholly owned subsidiary of the Company. The Merger was effected pursuant to that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of April 2, 2021, by and among the Company, Merger Sub, ACEA and Fortis Advisors LLC, as representative of the shareholders of ACEA (the “Shareholders’ Representative”).

The total value of the consideration payable to the holders of securities of ACEA (the “ACEA Equityholders”) in the Merger is equal to $38,000,000 (plus the Company’s agreed upon share of certain interest, fees and other expenses), as such amount was adjusted to $39,879,464 (and may be further adjusted post-closing) pursuant to the terms of the Merger Agreement for indebtedness, transaction expenses and cash (the “Closing Consideration”). A portion of the Closing Consideration equal to (i) $38,059,326.03 was used to repay certain existing indebtedness of ACEA (the “Closing Indebtedness”), which amount was paid to the holders thereof in the form of shares of common stock of the Company (“Common Stock”) and an aggregate of 5,519,469 shares of Common Stock (the “Indebtedness Shares”) were issued in respect thereof based on a price per share equal to $6.8955 (representing the volume weighted average closing price per share of Common Stock, as reported on The Nasdaq Stock Market LLC, for the 10 consecutive trading days ending on the date that was three trading days prior to the Closing Date) and (ii) $100,000 was set aside for expenses incurred by the Shareholders’ Representative. The Indebtedness Shares are subject to a true-up, as set forth in the Merger Agreement, if the price at which such shares were issued is greater than the closing price of the Common Stock on the date that is six months after the Closing Date. At the effective time of the Merger, ACEA Equityholders were not entitled to receive any shares of Common Stock in accordance with the terms of the Merger Agreement.

In addition to the Closing Consideration, and subject to the achievement of certain clinical and sales milestones (as described below), the Company shall pay the ACEA Equityholders (i) up to $450,000,000 in additional payments, subject to the receipt of certain regulatory approvals and achievement of certain net sales targets with respect to the assets acquired in the Merger (the “Milestone Payments”) and (ii) with respect to specified royalty-bearing products, five to ten percent of the annual net sales thereof (“Royalty Payments” and together with the Milestone Payments, the “Earn-Out Consideration” and together with the Closing Consideration, the “Merger Consideration”), in each case in accordance with the terms of an earn-out agreement entered into by and between the Company and the Shareholders’ Representative on the Closing Date (the “Earn-Out Agreement”). The amount referenced in clause (i) of the preceding sentence includes the amounts that would have otherwise been due to ACEA under that certain License Agreement, dated July 13, 2020 (the “License Agreement”), between Sorrento and ACEA (as previously disclosed in Sorrento’s Current Report on Form 8-K and Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on July 17, 2020 and November 9, 2020, respectively), which agreement was terminated in its entirety at the effective time of the Merger. The Royalty Payments, if any, will be paid by the Company in cash and the Milestone Payments, if any, may be paid by the Company in the form of either cash, shares of Common Stock or a combination thereof, as determined by the Company and any shares of Common Stock so issued are referred to herein as the “Earn-Out Shares”. As provided for in the Merger Agreement and Earn-Out Agreement, any ACEA Equityholder that is not an “accredited investor” as defined in Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), and is a “U.S. Person” as defined in Rule 903 of Regulation S under the Securities Act, may receive cash in lieu of shares of Common Stock pursuant to the terms of the Merger Agreement. The Earn-Out Shares will be subject to a true-up, as set forth in the Merger Agreement and the Earn-Out Agreement, if the price at which any such shares are issued is greater than the closing price of the Common Stock on the date that is six months after the date of issuance of such shares.

In connection with the Merger, the Company also agreed, pursuant to the Merger Agreement (and subject to the limitations set forth therein), to prepare and file one or more registration statements with the SEC for the purpose of registering for resale the shares of Common Stock that are issued pursuant to the Merger Agreement and the Earn-Out Agreement (collectively, the “Shares”). Under the Merger Agreement, the Company is required to file such registration statement with the SEC within 30 days following the date on which any such Shares are issued.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement that was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 5, 2021, and is incorporated herein by reference. The foregoing summary of the Earn-Out Agreement does not purport to be complete and is qualified in its entirety by reference to the copy of the Amendment that is filed herewith as Exhibit 10.1.

As a result of the Merger and as contemplated by the terms of the Merger Agreement, on the Closing Date, the Company has become obligated on the financial obligations of certain subsidiaries of ACEA as described below under Item 2.03 of this Current Report on Form 8-K. The information set forth in Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference into this Item 2.01 in its entirety.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registration

On the Closing Date and as a result of the Merger, the Company, as the indirect parent to Hangzhou ACEA Pharmaceutical Research Co., Ltd. (“ACEA Hangzhou”) and Zhejiang ACEA Pharmaceutical Co., Ltd. (“ACEA Zhejiang”), each of which are indirect subsidiaries of ACEA, succeeded to the financial obligations of ACEA Hangzhou and ACEA Zhejiang, each of whom are parties to agreements with ACEA Bio (Hangzhou) Co., Ltd. (“ACEA Bio”) (an entity unrelated to ACEA Hangzhou and ACEA Zhejiang) as set forth below.

Contract between Hangzhou ACEA Pharmaceutical Research Co., Ltd. and ACEA Bio (Hangzhou) Co., Ltd.

Pursuant to that certain Contract, dated as of August 15, 2018, between ACEA Hangzhou and ACEA Bio, ACEA Hangzhou borrowed an aggregate of 184,600,000 RMB from ACEA Bio in a series of loans thereunder (the “Contract”). Each loan under the Contract is for a period of 10 years and the maturity dates thereof range from August 15, 2023 to August 15, 2028. Each loan is interest free for the first five years, after which time the interest rate is 5.39% per annum.

Loan Agreement between Zhejiang ACEA Pharmaceutical Co., Ltd. and ACEA Bio (Hangzhou) Co., Ltd.

Pursuant to that certain Loan Agreement, dated as of January 6, 2018, between ACEA Zhejiang and ACEA Bio, ACEA Zhejiang borrowed 8,000,000 RMB from ACEA Bio (the “Loan Agreement”). The maturity date under the Loan Agreement is one year from the date when the loan was remitted to ACEA Zhejiang’s bank account. The interest rate under the Loan Agreement is 4.786% per annum.

The foregoing is a brief description of the terms of the Contract and the Loan Agreement and is qualified in its entirety by reference to the full text of the Contract and Loan Agreement, copies of which are filed herewith as Exhibits 10.2 and 10.3, respectively.

Item 3.02.	Unregistered Sale of Securities.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 3.02 in its entirety. The Indebtedness Shares were offered and sold on June 1, 2021, in a transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on Section 4(a)(2) thereof and Rule 506 of Regulation D thereunder. In the event that any Earn-Out Shares are issued, such shares will be issued by the Company to each ACEA Equityholder in reliance upon on Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D thereunder or Regulation S of the Securities Act. Each of the accredited ACEA Equityholders and each holder of Closing Indebtedness represented that such accredited ACEA Equityholder or holder of Closing Indebtedness was an “accredited investor,” as defined in Regulation D, and was acquiring the Indebtedness Shares and any Earn-Out Shares (if any) for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. Except for the registration rights contemplated by the Merger Agreement, the Indebtedness Shares have not been registered under the Securities Act, the Earn-Out Shares (if any) will not been registered under the Securities Act and the Indebtedness Shares may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws. Neither this Current Report on Form 8-K nor the exhibits attached hereto is an offer to sell or the solicitation of an offer to buy shares of Common Stock or any other securities of the Company.

Item 8.01	Other Events.

On June 1, 2021, the Company issued a press release announcing the closing of the Merger. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

The Company intends to file historical financial information required by this Item 9.01(a) under the cover of an amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this Form 8-K was required to be filed.

(b) Pro-Form Financial Information.

The Company intends to file pro-forma financial information required by this Item 9.01(a) under the cover of an amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this Form 8-K was required to be filed.

Exhibit Number	Exhibits

10.1*	Earn-Out Agreement, dated June 1, 2021, by and between Sorrento Therapeutics, Inc. and Fortis Advisors LLC.

10.2	Contract, dated August 15, 2018, by and between Hangzhou ACEA Pharmaceutical Research Co., Ltd. and ACEA Bio (Hangzhou) Co., Ltd. (translated into English from its original text in Chinese).

10.3	Loan Agreement, dated January 6, 2018, by and between Zhejiang ACEA Pharmaceutical Co., Ltd. and ACEA Bio (Hangzhou) Co., Ltd. (translated into English from its original text in Chinese).

99.1	Press Release, dated June 1, 2021.

104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL).

*	Certain identified information has been omitted pursuant to Item 601(b)(10) of Regulation S-K because such information is both (i) not material and (ii) would likely cause competitive harm to the Registrant if publicly disclosed. The Registrant hereby undertakes to furnish supplemental copies of the unredacted exhibit upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sorrento Therapeutics, Inc.

Date: June 4, 2021	By:	/s/ Henry Ji, Ph.D.
Name: Henry Ji, Ph.D.
Title: Chairman of the Board, President and Chief Executive Officer